                             AMENDMENT TO SCHEDULE 1

               Separate Accounts of Lincoln Life Insurance Company
                              Investing in the Fund
                                As of May 1, 1999

Lincoln National Variable Annuity Account C

Lincoln Life Flexible Premium Variable Life Account K

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account N

Lincoln Life Flexible Premium Variable Life Account R

Lincoln Life Flexible Premium Variable Life Account S

Lincoln National Life Insurance Company Separate Account 53

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule 1 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                DELAWARE GROUP PREMIUM FUND, INC (Fund)

Date:  May 26, 1999             By:
     ----------------              -----------------------------------
                                           Jeffrey L. Nick
                                Chairman/President/Chief Executive Officer

                                LINCOLN NATIONAL LIFE INSURANCE COMPANY

Date: June 4, 1999              By:
     ----------------              -----------------------------------
                                           Kelly D. Clevenger
                                           Vice President

                                DELAWARE DISTRIBUTORS, LP (Distributor), by
                                DELAWARE DISTRIBUTORS, INC., General Partner

Date: May 26, 1999              By:
     ----------------              -----------------------------------
                                           Bruce D. Barton
                                           President and Chief Executive Officer


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                             AMENDMENT TO SCHEDULE 2

                         Variable Annuity Contracts and
                        Variable Life Insurance Policies
                          Support by Separate Accounts
                              Listed on Schedule 1
                                As of May 1, 1999


Multi-Fund-Registered Trademark- Individual Variable Annuity Contracts (Registered and Non-Registered)

Multi-Fund-Registered Trademark- Variable Life Insurance Contracts

Group Multi-Fund-Registered Trademark- Variable Annuity Contracts

Delaware-Lincoln Accru ChoicePlusVariable Annuity Contracts

VUL I Variable Universal Life Insurance Contracts

Lincoln VUL Variable Universal Life Insurance Contracts

e-Annuity-TM- Variable Annuity Contracts

SVUL I Variable Universal Life Insurance Contracts

Lincoln SVUL Variable Universal Life Insurance Contracts

CVUL Variable Universal Life Insurance Contracts